As filed with the Securities and Exchange Commission on August 16, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOVANT SCIENCES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1333697
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London, SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Amended and Restated 2015 Equity Incentive Plan
(Full title of the plans)

Corporation Service Company
2711 Centerville Road
Wilmington, DE 19808
(866) 846-8765
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Frank F. Rahmani John T. McKenna Alison A. Haggerty Cooley LLP 3175 Hanover Street Palo Alto, CA 94303 (650) 843-5000	Gregory Weinhoff Chief Financial Officer Axovant Sciences, Inc. 11 Times Square, 33rd Floor New York, NY 10018 (212) 271-5392

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Shares, $0.00001 par value per share	4,311,522 shares (2)	$2.04	$8,795,504.88	$1,095.04

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Axovant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)
Represents an automatic increase equal to 4% of the total number of Common Shares outstanding on March 31st of the preceding fiscal year to the aggregate number of Common Shares reserved for issuance under, and which annual increase is provided by, the 2015 Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $2.04, which is the average of the high and low prices of the Common Shares as reported on the Nasdaq Global Select Market on August 13, 2018.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Axovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 4,311,522 additional Common Shares under the 2015 Plan, all of which were added pursuant to the provisions of the 2015 Plan that provided for an automatic increase in the number of Common Shares reserved and available for issuance under the 2015 Plan on April 1, 2018.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 22, 2017 (Registration No. 333-220089), December 30, 2016 (Registration No. 333-215386) and August 11, 2015 (Registration No. 333-206300). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)
The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 11, 2015 (Registration No. 333-206300), on December 30, 2016 (Registration No. 333-215386) and on August 22, 2017 (Registration No. 333-220089).

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the Commission on June 11, 2018.

(c)
The information specifically incorporated by reference into the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2018 from the Registrant's definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on July 24, 2018.

(d)
All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2018 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items).

(e)
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on September 5, 2017 (File No. 001-37418) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File No.	Exhibit	Filing Date

3.1	Certificate of Incorporation.	S-1	333-204073	3.1	05/11/2015

3.2	Memorandum of Association.	S-1	333-204073	3.2	05/11/2015

3.3	Second Amended and Restated Bye-laws.	8-K	001-37418	3.1	12/21/2017

5.1*	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1	Amended and Restated 2015 Equity Incentive Plan.	8-K	001-37418	10.1	08/22/2017

10.2	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.	S-1/A	333-204073	10.2	05/22/2015

10.3	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.	S-1/A	333-204073	10.3	05/22/2015

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 16, 2018.

AXOVANT SCIENCES LTD.

By:	/s/ Gregory Weinhoff
Gregory Weinhoff
Principal Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pavan Cheruvu and Gregory Weinhoff, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pavan Cheruvu	Principal Executive Officer	August 16, 2018
Pavan Cheruvu

/s/ Gregory Weinhoff	Principal Financial and Accounting Officer	August 16, 2018
Gregory Weinhoff

/s/ Vivek Ramaswamy	Director	August 16, 2018
Vivek Ramaswamy

/s/ Berndt Modig	Director	August 16, 2018
Berndt Modig

/s/ Atul Pande	Director	August 16, 2018
Atul Pande

/s/ Roger Jeffs	Director	August 16, 2018
Roger Jeffs

/s/ George Bickerstaff	Director	August 16, 2018
George Bickerstaff

/s/ Ilan Oren	Director	August 16, 2018
Ilan Oren